SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.----)

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China Broadband Corp.
(Name of Registrant as Specified In Its Charter)

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CHINA BROADBAND CORP.

Head Office: 1002, Building C, Huiyuan Apartment Asia Game Village, Beijing China 100101 (86) 10-6499-1255	Investor Relations: 1980, 440 - 2 Avenue S.W. Calgary, Alberta Canada T2P 5E9 (403) 234-8885

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 14, 2001

To the Shareholders of China Broadband Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of China Broadband Corp., a Nevada corporation (the "Company"), will be held at 10:00 a.m., local time, on June 14, 2002, at the Sheraton Eau Claire Suites, 255 Barclay Parade S.W., Calgary, Alberta, Canada, T2P 5C2, for the following purposes:

  To elect a five member Board of Directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

  To ratify the Board of Directors' selection of auditors, Deloitte & Touche LLP for the 2002 fiscal year;

  To approve and ratify the China Broadband Corp. Alternative Compensation Plan; and

  To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business, New York Time, on April 16, 2002 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Dated: April 16, 2002	By Order of the Board of Directors,
Thomas G. Milne, Secretary

SHAREHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN
THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting

CHINA BROADBAND CORP.

Head Office: 1002, Building C, Huiyuan Apartment Asia Game Village, Beijing China 100101 (86) 10-6499-1255	Investor Relations: 1980, 440 - 2 Avenue S.W. Calgary, Alberta Canada T2P 5E9 (403) 234-8885

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 14, 2002

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of China Broadband Corp. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held on June 14, 2002, and at any adjournment thereof (the "Annual Meeting"). Further, solicitation of proxies may be made personally, or by telephone or telegraph, by regularly employed officers, consultants and other employees of the Company, who will receive no additional compensation. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

All shares represented at the Annual Meeting by proxies will be voted provided that such proxies are properly signed and dated. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election as directors of the nominees listed below; FOR the ratification of the Board of Directors' selection of auditors; and FOR the approval and ratification of the China Broadband Corp. Alternative Compensation Plan.

Any shareholder executing and returning a proxy has the power to revoke such proxy at any time prior to the voting thereof by: (a) written notice to the Secretary of the Company at the Company's headquarters delivered prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Annual Meeting.

A copy of the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2001 (the "2001 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about April 20, 2002) to all shareholders of record at the close of business, New York Time, on April 16, 2002. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

VOTING SECURITIES

Only shareholders of record at the close of business, New York Time, on April 16, 2002 are entitled to vote at the Annual Meeting. The total number of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, issued, outstanding and entitled to be voted on the record date was 22,513,801 shares. Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. The holders of a majority of the outstanding votes (11,256,902 shares) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with the Company's Articles of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast, the approval and adoption of the China Broadband Corp. Alternative Compensation Plan and the ratification of the Board of Directors' selection of auditors shall be by a majority of the votes cast.

Shares Held By Directors and Named Executive Officers

The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of April 11, 2002 for:

--	each of our directors and executive officers individually;
--	each person or group that we know owns beneficially more than 5% of our common stock; and
--	all directors and executive officers as a group.

Rule 13d-3 under the Securities Exchange Act defines the term, "beneficial ownership". Under this rule, the term includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options but do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 22,513,801 shares of common stock outstanding as of April 8, 2001, together with applicable options for that shareholder. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.

Voting by Directors and Executive Officers

It is anticipated that the directors and the Named Executive Officers of the Company will vote FOR the approval and adoption of the China Broadband Corp. Alternative Compensation Plan, FOR the election as directors of the nominees listed below and FOR the ratification of the Board of Directors' selection of auditors. Such directors and executive officers, and their affiliates, hold 23.72% of the votes entitled to be cast at the Annual Meeting.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding(1)
Officers and Directors
Matthew Heysel 1980, 440-2 Avenue SW Calgary, Alberta T2P 5E9	2,493,166 (2)	10.83% (2)
Daming Yang 1980, 440-2 Avenue SW Calgary, Alberta T2P 5E9	2,773,749 (3)	11.87% (3)
Thomas Milne 1980, 440-2 Avenue SW Calgary, Alberta T2P 5E9	316,866 (4)	1.39% (4)
Richard Dugal 700-312 Adelaide Street West Toronto, Ontario M5V 1R2	53,000 (5)	0.23% (5)
Yves Mordacq 20, rue du Mont Valerien 92210 Saint Cloud France	51,000 (6)	0.23% (6)
Richard Lam 4 Ayrmont Lane Aberdeen, New Jersey 07747	83,333 (7)	0.37% (7)
Officers and Directors as a Group	5,771,114 (8)	23.72% (8)
5% Shareholders
Wei Yang Room 837, China Merchant Building Shenzhen, Guong Dong China 518067	2,423,750 (9)	10.53% (9)
Kai Yang 1002, Building C, Huiyuan Apart. Asia Game Village Beijing China 100101	2,084,750 (10)	9.22% (10)
Pictet & Cie 29, boulevard Georges-Favon 1204 Geneva Switzerland	2,215,000	9.84%

(1) Based on 22,513,801 issued and outstanding shares of common stock at April 8, 2002.
(2) Includes 1,976,500 shares of common stock and options exercisable within 60 days of April 8, 2002 to acquire 516,666 shares of common stock.
(3) Includes 1,923,750 shares of common stock and options exercisable within 60 days of April 8, 2002 to acquire 849,999 shares of common stock.
(4) Includes 50,200 shares of common stock of which 10,000 shares are owned by Precise Details, Inc., a company over which Mr. Milne has control, 35,200 shares owned directly by Mr. Milne and 5,000 shares owned by Mr. Milne indirectly through his spouse; and options exercisable within 60 days of April 8, 2002 to acquire 266,666 shares of common stock.
(5) Includes 3,000 shares of common stock and options exercisable within 60 days of April 8, 2002 to acquire 50,000 shares of common stock.
(6) Includes 1,000 shares of common stock and options exercisable within 60 days of April 8, 2002 to acquire 50,000 shares of common stock.
(7) Consists of 83,333 shares of common stock acquirable upon exercise of options within 60 days of April 8, 2002.
(8) Includes 3,954,450 shares of common stock and options exercisable within 60 days of April 8, 2002 to acquire 1,816,664 shares of common stock.
(9) Includes 1,923,750 shares of common stock and options exercisable within 60 days of April 8, 2002 to acquire 500,000 shares of common stock.
(10) Includes 1,984,750 shares of common stock and options exercisable within 60 days of April 8, 2002 to acquire 100,000 shares of common stock.

PROPOSAL 1 - ELECTION OF DIRECTORS

Five directors are to be elected at the meeting. The individuals named in the enclosed form of proxy will vote, if so authorized, FOR the persons named below as directors of the Company, each of whom has served as a director of the Company for the periods so indicated. Each such person is to be elected to hold office until the next succeeding Annual Meeting of Shareholders or until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.

Nominees for election to serve as directors for the coming year:

Matthew Heysel - Chairman of the Board, Chief Executive Officer, age 45

Mr. Heysel has served as Chairman of the Board of Directors and Chief Executive Officer of China Broadband Corp. from April 14, 2000 to the present. He also serves as the Chairman of both Big Sky Network Canada Ltd. and Chengdu Big Sky Technology Services Ltd. and has held these positions since January of 2000 and October 2001, respectively. Mr. Heysel is also a director of both of Big Sky Canada's joint ventures, Shenzhen China Merchants Big Sky Network Ltd. and Sichuan Huayu Big Sky Network Ltd., and has been a board member since each joint ventures' formation, September 1999 and July 2000, respectively. Previously, he served as an Investment Banker at Yorkton Securities, a Canadian independent securities firm, where he was responsible for corporate finance in the oil and gas sector from April 1997 through April 1999. From 1987 to 1997, Mr. Heysel was with Sproule Associates Limited, an independent economic evaluator of oil and natural gas reserves. During his tenure with Sproule, Mr. Heysel held the positions of Petroleum Engineer and Associate, Engineering Manager and Senior Associate and Manager - International Projects and Senior Associate. Mr. Heysel also serves as a director of Gastar Exploration Ltd. In February 2001, Mr. Heysel was elected to the Board of Directors of M3 Energy Ltd., a private junior oil and gas company.

Daming Yang - Director and President, age 44

Mr. Yang has served on our Board of Directors and as our President since April 14, 2000. He has also served as the President and a member of the board of directors of both Big Sky Network Canada Ltd. and Chengdu Big Sky Technology Services Ltd. and has held these positions since May of 1999 and October 2001, respectively. Mr. Yang is also a director of Shenzhen China Merchants Big Sky Network Ltd. and Sichuan Huayu Big Sky Network Ltd., and has been a board member since each joint ventures' formation, September 1999 and July 2000, respectively. From 1995 through 1998, Mr. Yang served as Vice President and then President of Tongli Energy Technical Service Co. Ltd., an importer of high-technology equipment to China where he was responsible for the day to day administration of the company and managed a staff of six. From 1989 to 1993, Mr. Yang was with Tri-City Survey Limited as a GIS Engineer. Mr. Yang holds a Masters Degree in Aerial Photography and Remote Sensing from the Netherlands International Institute for Aerospace Survey and Earth Sciences.

Thomas Milne - Director and Chief Financial Officer, age 55

Mr. Milne has served on our Board of Directors and as Vice President of Finance and Chief Financial Officer since April 14, 2000. He has also served as the Chief Financial Officer of Big Sky Network Canada Ltd., our subsidiary, since May of 1999. He also serves a director of Chengdu Big Sky Technology Services Ltd. and has held that position since October 2001. From 1985 through 1997, Mr. Milne was Vice President and Treasurer of NOVA Corporation, and director of NOVA Finance International. He was the Vice President, Finance and Chief Financial Officer of Arakis Energy, which was acquired by Talisman Energy Corp., from September, 1997 to October, 1998, an oil and gas company traded on the NASDAQ. Since March 1998, Mr. Milne has served as Chief Executive Officer of Precise Details, Inc., a consulting, investment management, real estate and automotive services company. Mr. Milne currently serves on the board of directors of Longview Petroleum Limited. Mr. Milne also currently serves as Director and the Chief Financial Officer for M3 Energy Ltd, a junior oil and gas company, and as a director of NoMatterWare Inc., an application service provider. Mr. Milne is also a director of The Alberta Performing Arts Stabilization Fund and the Investment Committee of the University of Calgary Pension and Endowment Funds.

Richard Dugal - Director, age 55

Mr. Dugal has served on our Board of Directors since December 14, 2001. He has been the Regional Vice President, SOMA Networks Inc., a broadband fixed wireless start-up company since April 2001. Mr. Dugal joined SOMA after leaving Nortel Networks Corp. Mr. Dugal held the position of Regional Vice President -Emerging Service Providers at Nortel from February 1999 to February 2001. Prior to this, he was with Bay Networks Canada from July 1996 to January 1999. During his tenure with Bay Networks, he held various executive positions as Vice President, General Manager and Area Manager. Nortel Networks acquired Bay Networks in 1999.

Yves Mordacq - Director, age 40

Mr. Mordacq has served on our Board of Directors since January 26, 2002. Mr. Mordacq hasbeen a Portfolio Manager with Banque Transatlantique since January 2002. Previously, he worked for ING Investment Management in Paris from 1989 to 2001 as a financial analyst and a portfolio manager. Mr. Mordacq holds an Engineering degree from Ecole Nationale Supérieure Agronomique de Montpellier and an MBA from Ecole Supérieure des Sciences Economiques et Commerciales. He is a director of Inca Pacific Resources Inc., holds a membership at the Société Française des Analystes Financiers and has been a visiting professor at the Ecole des Mines de Paris since 1997.

 Votes Required

The directors will be elected by plurality of the votes of shares present and entitled to vote. Accordingly, the nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and accordingly, will have not effect on the outcome of election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ABOVE-LISTED NOMINEES FOR ELECTION AS DIRECTORS.

Board Committees and Attendance Records

Audit Committee

The Audit Committee of the board of directors reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. The Audit Committee is responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance of our auditors, systems and controls established to comply with financial regulatory requirements and our annual financial statements before they are reviewed and approved by our board of directors. Such reviews are carried out with the assistance of our auditors and our senior financial management. The Audit Committee adopted, and the board of directors approved, an Audit Committee Charter, consistent with SEC policy, outlining its policy and procedures for the exercise of its oversight responsibilities on March 27, 2001. On December 14, 2001, due to independent board members resigning, the Audit Committee was unable to meet the requirements of its charter. Due to this circumstance, the board of directors assumed the role of the Audit Committee until such time as there are three independent directors on the board.

Compensation Committee

The Human Resources and Compensation Committee of the board of directors reviews and recommends to the board of directors the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. None of our executive officers served as a director, executive officer or member of a compensation committee of another entity of which one of its executive officers served on our Human Resources and Compensation Committee. On December 14, 2001, due to independent board members resigning, the Human Resources and Compensation Committee was left with only two members both of which were also executive officers. The board of directors assumed the role of the Human Resources and Compensation Committee until such time as there are three independent directors on the board.

Board and Committee Meetings

During 2001, the Board of Directors met 6 times including participants by telephone. All directors attended the board meeting except Ian Aaron who was unable to attend two meetings. The Audit Committee met 4 times; John Brooks was unable to attend one meeting of the Committee; all other committee members had perfect attendance. The Human Resources and Compensation Committee met 3 times; Ian Aaron was unable to attend one meeting of the Committee; all other committee members had perfect attendance.

Subsequent to December 31, 2001, the Board of Directors has met three times.

Report of the Audit Committee

The Audit Committee of China Broadband Corp. was formed on February 2, 2001 and its written charter was adopted by the Board of Directors ("Board") on March 27, 2001. In accordance with this written charter, the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of China Broadband Corp. Due to independent board members resigning, the board of directors has assumed the role of the Audit Committee until such time as there are three independent directors on the board. The Board of Directors did review the audited financial statements of China Broadband Corp. as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of China Broadband Corp.'s financial statements and the independent auditors have the responsibility for the examination of those statements.

In discharging its oversight responsibility as to the audit process, the Board of Directors acting as the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Board of Directors acting as the Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of China Broadband Corp.'s internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Board of Directors acting as the Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Board of Directors acting as the Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Board of Directors acting as the Committee also discussed the results of the internal audit examinations.

Based on the above-mentioned review and discussions with management and the independent auditors, the Board of Directors approved that China Broadband Corp.'s audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Board of Directors also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Matthew Heysel, Chairman, Chief Financial Officer and Director
Daming Yang, President and Director
Thomas Milne, Chief Financial Officer and Director
Richard Dugal, Director
Yves Mordacq, Director

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to China Broadband Corp. for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP:

Audit Fees	$107,188
Financial Information Systems Design and Implementation Fees	---
All Other Fees	$64,652
$171,840

    Includes fees for tax consulting, permitted internal audit outsourcing and other non-audit services.
    The Board of Directors acting as the Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

Report of the Human Resources and Compensation Committee

Proxy disclosure rules require the Company to report certain relationships involving the Company in which members of the Compensation Committee have a direct or indirect material interest. Also required is disclosure of interlocking relationships among Compensation Committee members and those executive officers of the Company, if any, who also serve as members of Compensation Committees or executive officers at other companies. The purpose of these requirements is to allow shareholders to assess the independence of the Company's Compensation Committee members in making executive compensation decisions and recommendations.

Formation

The Company's Human Resources and Compensation Committee (HRCC) was formed on February 2, 2001 and its mandate is to assist the Board in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the employees and consultants of the Company, including: (i) the review and approval of the Company's compensation philosophy; (ii) the review and approval of compensation programs, plans and awards; (iii) administration of the Company's short and long-term incentive plans and other stock or stock-based plans, and; (iv) to issue an annual report on executive compensation for inclusion in the Company's proxy statement. On December 14, 2001, due to independent board members resigning, the Human Resources and Compensation Committee was left with only two members both of which were also executive officers. The board of directors assumed the role of the Human Resources and Compensation Committee until such time as there are three independent directors on the board.

Insider Participation and Interlocks

While the Company has had transactions with companies and firms with which certain members of the HRCC are, or at some point during fiscal year 2001 were, affiliated as an officer and/or director, there are no such relationships in which members of the committee have a direct or indirect material interest. In addition, there are no interlocking relationships of the nature described above involving members of the HRCC.

Director and Executive Compensation

Existing executive compensation agreements expire as of March 31, 2002. The Board of Directors shall be reviewing executive compensation pending the closing of a financing currently underway. For information regarding current agreements in place, please see "Employment Contracts with Named Executive Officers".

Matthew Heysel, Chairman, Chief Financial Officer and Director
Daming Yang, President and Director
Thomas Milne, Chief Financial Officer and Director
Richard Dugal, Director
Yves Mordacq, Director

MANAGEMENT COMPENSATION

The following table sets forth the compensation paid to our Chief Executive Officer and four other most highly compensated executive officer for the years indicated. No other executive officer of China Broadband earned a salary and bonus for such fiscal year in excess of $100,000.

Summary Compensation Table
	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year Ended (1)	Salary (US$)	Bonus (US$)	Other Annual Compen-sation (US$)	Securities under Option/SAR Granted (#)	Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)	All Other Compensation
Matthew Heysel, Chief Executive Officer	2001 2000 1999(3)	115,000 75,000(2) 0	0 0 0	0 0 0	50,000 550,000(6) 0	0 0 0	0 0 0	0 0 0
Daming Yang, President	2001 2000 1999(3)	60,000 30,000(2) 0	0 0 0	0 0 0	50,000 550,000(7) 0	0 0 0	0 0 0	0 0 0
Thomas Milne, Chief Financial Officer	2001 2000 1999(3)	96,000 60,000(2) 0	19,611 0 0	0 0 0	150,000 250,000(8) 0	0 0 0	0 0 0	0 0 0
Barry Mackie, (11) Chief Technology Officer	2001 2000 1999	120,000 0 0	0 0 0	0 0 0	600,000(9) 0 0	0 0 0	0 0 0	0 0 0
Teddy Yung, (10) VP, Systems Engineering	2001 2000 1999	106,000 24,999 0	0 0 0	0 0 0	200,000 200,000 0	0 0 0	0 0 0	0 0 0
James Charuk	2000(4) 1999	0(4) 0(5)	0 0	0 0	0 0	0 0	0 0	0 0

(1) December 31
(2) From March 1, 2000 through December 31, 2000. Monies represent consulting fees paid during this period to the executive officers.
(3) Mr. Heysel, Mr. Yang and Mr. Milne were not employed by us in 1999. No compensation was paid to officers and directors during the year ended December 31, 1999.
(4) Mr. Charuk served as the President and sole director of Institute for Counseling, Inc., the predecessor corporation to the company, from June 22, 1998 through March 1, 2000. No compensation was paid to any officer or director of China Broadband during this period.
(5) No compensation was paid to any officer or director of China Broadband during this period. Big Sky did not pay any salaries and did not issue any options in 1999.
(6) Mr. Heysel surrendered 50,000 of these options back to the company on December 12, 2001 and they were subsequently cancelled on December 14, 2001 by our board of directors.

(7) Mr. Yang surrendered 50,000 of these options back to the company and they were subsequently cancelled on December 14, 2001 by our board of directors.
(8) Mr. Milne surrendered 150,000 of these options back to the company on December 12, 2001 and they were subsequently cancelled on December 14, 2001 by our board of directors.
(9) Mr. Mackie surrendered 300,000 of these options back to the company on January 16, 2002 and they were subsequently cancelled on January 26, 2002 by our board of directors.
(10) Mr. Yung resigned effective March 31, 2002.
(11) Mr. Mackie resigned effective April 10, 2002.

Option Grants

We did not grant any stock options to our Chief Executive Officer or other most highly compensated executive officers during the fiscal year ended December 31, 1999.

On April 14, 2000, China Broadband Corp. granted options to officers, directors and consultants exercisable to acquire a total of 4,175,000 shares at $1.00 per share. We cancelled 50,000 options and issued 50,000 warrants with identical terms and conditions. On November 1, 2000, China Broadband Corp. granted options to officers, directors and consultants exercisable to acquire a total of 650,000 common shares at $7.50 per share. On February 2, 2001, China Broadband Corp. granted options to officers, directors and consultants exercisable to acquire a total of 550,000 shares at $7.50 per share. On June 29, 2001, we issued options to directors and a consultant exercisable to acquire 460,000 common shares at $1.00 per share. On November 13, 2001, China Broadband Corp. granted options to officers, directors and consultants exercisable to acquire a total of 1,200,000 shares at $0.82 per share. On December 14, 2001, China Broadband Corp. cancelled 300,000 surrendered options which were returned to the option pool. On January 26, 2002, China Broadband Corp. cancelled 800,000 surrendered options which were returned to the option pool and issued options to directors to acquire a total of 300,000 shares at $0.50 per share. On April 10, 2002, China Broadband Corp. granted options to acquire 2,375,000 common shares at $0.25 per share. See "Recent Sales of Restricted Securities".

The following table sets forth information regarding stock option grants to our officers and directors as of April 10, 2002:

Individual Grants	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted (1)	Exercise or Base Price ($/Sh)(2)	Expiration Date	5% ($)	10% ($)
Matthew Heysel	500,000 50,000	6.89% 0.69%	$1.00 $0.82	4/13/2005 11/13/06	138,150 11,330	305,250 25,030
Daming Yang	500,000 50,000 1,000,000	6.89% 0.69% 13.77%	$1.00 $0.82 $0.25	4/13/2005 11/13/06 4/10/07	138,150 11,330 69,070	305,250 25,030 152,627
Thomas Milne	100,000 150,000 350,000	1.38% 2.07% 4.82%	$1.00 $0.82 $0.25	4/13/2005 11/13/06 4/10/07	27,630 33,990 24,175	61,050 75,090 53,420
Richard Dugal	150,000	2.07%	$0.50	01/26/07	20,721	45,788
Yves Mordacq	150,000	2.07%	$0.50	01/26/07	20,721	45,788
Barry Mackie	300,000	4.13%	$0.82	11/13/06	67,980	150,180
Teddy Ping Chang Yung	200,000	2.75%	$0.82	11/13/06	45,320	100,120
Richard Wing Kit Lam	100,000 150,000	1.38% 2.07%	$0.82 $0.25	11/13/06 4/10/07	22,660 10,361	50,060 22,894

(1) Based on options exercisable to acquire a total 7,259,999 shares to executive officers, directors and employees.
(2) The exercise price per share was equal to or greater than the fair market value of the common stock on the date of grant as determined by the Board of Directors.

The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

--	multiplying the number of shares of common stock subject to a given option by the exercise price;
--	assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and
--	subtracting from that result the aggregate option exercise price.

Option Exercises

None of the Named Executive Officers have exercised options to purchase shares of our common stock as of April 11, 2002.

The following table sets forth details of each exercise of stock options during the financial year ended December 31, 2001 by any of the Named Executive Officers, and the financial year-end value of unexercised options on an aggregate basis.

Aggregated Options Exercised
During the Financial Year Ended December 31, 2001
and Financial Year-End Option Values

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options At FY-End (#) Exercisable(2)/ Unexercisable	Value of Unexercised in the Money-Options at FY-End ($) Exercisable/ Unexercisable (1)
Matthew Heysel	Nil	Nil	516,666 (exercisable) 33,334 (unexercisable)	$0 (exercisable) $0 (unexercisable)
Daming Yang	Nil	Nil	516,666 (exercisable) 33,334 (unexercisable)	$0 (exercisable) $0 (unexercisable)
Thomas Milne	Nil	Nil	150,000 (exercisable) 100,000 (unexercisable)	$0 (exercisable) $0 (unexercisable)
Barry Mackie	Nil	Nil	400,000 (exercisable) (3) 200,000 (unexercisable)	$0 (exercisable) $0 (unexercisable)
Richard Lam	Nil	Nil	133,333 (exercisable) (4) 66,667 (unexercisable)	$0 (exercisable) $0 (unexercisable)

(1) Based on NASD OTCBB closing price of $0.50 on December 31, 2001.
(2) Includes Options to purchase common shares within 60 days after December 31, 2001.
(3) 300,000 of these options were surrendered to the Company in January 2002 and subsequently cancelled.
(4) 100,000 of these options were surrendered to the Company in January 2002 and subsequently cancelled.

Director Compensation

We do not currently pay any cash compensation to directors for serving on our board, but we do reimburse directors for out-of-pocket expenses for attending board and committee meetings. Our independent directors receive stock options to purchase shares of our common stock as compensation for their service as directors. The terms of stock option grants made to independent directors are determined by the board of directors. See "Option Grants". We do not provide additional compensation for committee participation or special assignments of the board of directors.

Employment Contracts with Named Executive Officers

We either directly or through our subsidiaries, have entered into consulting agreements with key individuals, including our executive officers, who perform services for us, as specified in the agreements. We use a standard form of consulting agreement, which defines terms of the agreement, services to be performed, compensation and benefits, confidentiality and individual specific benefits based on the requirements of the position. The following contracts have either or are about to expire. The board of directors has elected to continue to operate under the terms of these contracts on an month to month basis until such time as financing can be secured.

Mathew Heysel Consulting Agreement: Mathew Heysel provides services as our Chief Executive Officer on a full-time basis under the terms of a consulting agreement with MH Financial Management. We pay a base consulting fee in the annual amount of $120,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Heysel's services. The agreement was for a term of six months, which expired September 30, 2001. On November 13, 2001, our board of directors authorized us to renew Mr. Heysel's contract for a further six months under the same terms and conditions. The agreement contains non-compete provisions that restricts Mr. Heysel from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Heysel is no longer contracted by us for any reason. Should we terminate the consulting agreement, Mr. Heysel would be paid $60,000 at the time of termination. The agreement provides that in the event of a change of control, Mr. Heysel is to be paid five percent (5%) of the value of the sale of our assets or the value of the transaction which would constitute a takeover of the company. This amount is to be paid within 10 days of the transaction. Takeover of the company is defined as:

--

any change in the holding, either direct or indirect, of shares of the company, or any reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, arrangement or other transaction, that results in a person who was, or a group of persons acting in concert who were, not previously in a position to exercise effective control of the Company in excess of the number that would entitle the holders thereof to cast twenty (25%) percent or more of the votes attaching to all shares of the Company, and

--

the exercise of such effective control to cause or result in the election or appointment of two or more directors of the Company, or of the successor to the Company, who were not previously directors of the Company.

Daming Yang Consulting Agreement: Daming Yang provides services as our President on a full-time basis under the terms of a consulting agreement. The agreement was for a term of six months, which expired September 30, 2001. On November 13, 2001, our board of directors authorized us to renew Mr. Yang's contract for a further six months under the same terms and conditions. We pay a consulting fee in the annual amount of $60,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Yang's services. The agreement contains non-compete provisions that restricts Mr. Yang from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Yang is no longer contracted by us for any reason. The agreement has no change of control provisions.

Thomas Milne Consulting Agreement: Thomas Milne provides services as our Chief Financial Officer on a full-time basis under the terms of a consulting agreement with Precise Details Inc. We pay a consulting fee in the annual amount of $96,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Milne's services. The agreement was for a term of six months, which expired September 30, 2001. On November 13, 2001, our board of directors authorized us to renew Mr. Milne's contract for a further six months under the same terms and conditions. The agreement contains non-compete provisions that restricts Mr. Milne from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Milne is no longer contracted by us for any reason. The agreement has no change of control provisions.

Barry Mackie Consulting Agreement: Barry Mackie provides services as our Chief Technical Officer on a full-time basis under the terms of a consulting agreement. We pay a consulting fee in the annual amount of $120,000, subject to annual adjustments at the discretion of our board of directors, for Mr. Mackie's services. The agreement is for a term of six months and expires on December 31, 2001. The agreement contains non-compete provisions that restricts Mr. Mackie from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Mackie is no longer contracted by us for any reason. The agreement has no change of control provisions.

Richard Lam Consulting Agreement: Mr. Lam provides services as our Vice President, Engineering on a full-time basis under the terms of a consulting agreement. This agreement is for a term of one year and expires on March 31, 2002. We pay a consulting fee in the annual amount of $92,400, subject to annual adjustments at the discretion of our board of directors, for Mr. Lam's services. The agreement contains non-compete provisions that restricts Mr. Lam from doing any business whatsoever with our clients or doing substantially similar work for a period of one year in the event Mr. Lam is no longer contracted by us for any reason. The agreement has no change of control provisions.

CERTAIN TRANSACTIONS

On April 14, 2000, we entered into an exchange agreement, which called for the issuance of 13,500,000 shares of common stock to the shareholders of China Broadband (BVI) Corp., including certain of its officers, directors and 5% beneficial shareholders who then became our officers, directors and 5% beneficial shareholders. Under the terms of the exchange agreement, Brent Shaw, Michael Kang and James Charuk resigned as members of our board of directors and Matthew Heysel, Daming Yang and Thomas Milne were appointed as the members of our board of directors.

The following table outlines the names of the officers, directors and 5% beneficial shareholders of China Broadband (BVI) Corp. prior to the exchange agreement and reflects their holdings of China Broadband Corp. upon the closing of the transaction. The nature of each person's relationship to China Broadband (BVI) Corp. was continued with China Broadband Corp. For a current list of officers, directors and 5% beneficial shareholders see "Security Ownership of Certain Beneficial Owners and Management".

Name	China Broadband (BVI) Ownership Prior to Exchange		China Broadband Corp. Ownership After Exchange		Nature of Relationship to both entities
	Shares Held	Percentage	Shares Held	Percentage
Matthew Heysel	2,137,500	14.25%	1,923,750	12.8%	Chairman, Chief Executive Officer
Daming Yang	2,137,500	14.25%	1,923,750	12.8%	President and Director
Kai Yang	2,137,500	14.25%	1,923,750	12.8%	Beneficial shareholder and contractor
Wei Yang	2,137,500	14.25%	1,923,750	12.8%	Beneficial shareholder and contractor
Fevzi Ogelman	1,000,000	6.67%	900,000	6.0%	Beneficial shareholder
Qifeng Xue	900,000	6.0%	810,000	5.4%	Beneficial shareholder and contractor
Donghe Xue	900,000	6.0%	810,000	5.4%	Beneficial shareholder and contractor
Lu Wang	900,000	6.0%	810,000	5.4%	Beneficial shareholder
Thomas Milne	0	0%	0	0%	Director and Chief Financial Officer

On April 14, 2000, China Broadband Corp. granted options to officers, directors, employees and consultants to China Broadband Corp. exercisable to acquire a total of 4,175,000 shares at $1.00 per share. These options were fully vested and expire on April 14, 2005. At the time of this issuance, there was no market for our shares. We determined the fair market value of the stock to be equal to the price of a proposed private placement financing expected to close in May 2000 at $1.00 per share.

In May 2000, China Broadband issued 500,000 shares at $0.20 per share; 1,530,000 shares at $1.00 per share and 1,301,667 shares at $7.50 per share for gross proceeds of $11,392,503. Richard Hurwitz, a former director, purchased 50,000 shares at $0.20 per share and 50,000 shares at $1.00 per share in these offerings. In addition, Precise Details, Inc., a company over which Thomas Milne, our Chief Financial Officer and a director, has control, purchased 50,000 at $0.20 per share. Precise Details subsequently transferred 40,000 of these shares to sixteen members of Mr. Milne's family for estate planning purposes in a private transaction. 10,000 of these shares were transferred to Mr. Milne and 5,000 of these shares were gifted and transferred for no consideration to Mr. Milne's spouse.

We acquired SoftNet Systems Inc.'s 50% interest in Big Sky Canada by paying $2.5 million in cash, issuing a promissory note in the principal amount of $1.7 million and issuing SoftNet 1,133,000 shares of our common stock with a value of $7.50 per share, which represented approximately 5.82% of our issued and outstanding share capital as of July 25, 2001. See "Transactions with SoftNet". At the time of this transaction, SoftNet was at arm's length to us.

Ian Aaron, a former director, previously served as President of SoftNet Systems, Inc. (1994-1999).

Wei Yang, a major shareholder in China Broadband Corp. and Daming Yang's brother, serves on the board of directors of our subsidiaries Big Sky Network Canada Ltd., Chengdu Big Sky Technology Services Ltd. and our Shekou and Chengdu joint venture. He also holds the position of General Manager at our Shekou joint venture.

Kai Yang, a major shareholder in China Broadband Corp., is Daming Yang's brother.

On November 1, 2000, China Broadband Corp. granted options to officers, directors, consultants and employees exercisable to acquire 650,000 common shares at $7.50 per common share. These options are fully vested and expire on November 1, 2003. We determined the fair market value of the stock to be equal to the closing price of our common stock on the day of the grant. As such, the closing price of our stock on November 1, 2000 was $7.50.

On February 2, 2001, China Broadband Corp. granted options to officers, directors, consultants and employees exercisable to acquire 550,000 common shares at $7.50 per common share. These options vested immediately and expire on February 2, 2004. The price of the options was granted at $7.50 to align the interests of the optionees with those of the investors who invested in us in May 2000. These options were priced above market; the closing price of our stock on February 2, 2001 was $5.875.

On June 29, 2001, we granted options exercisable to acquire 460,000 common shares at $1.00 per share, to directors and a consultant. One third of the options vested immediately with the other two thirds vesting on the first and second anniversary of the grant date. These options expire June 29, 2004. We determined the fair market value of the options based on the closing price of our common stock on the day of grant. As such, the closing price of our stock on June 29, 2001 was $1.00.

On June 29, 2001, we entered into an Indemnity Agreement with Matthew Heysel. Under this agreement, we indemnified Mr. Heysel, our Chairman and Chief Executive Officer, against any and all damages, costs, liabilities, charges and expenses arising from the claim against Mr. Heysel and us which was subsequently discontinued.

On July 13, 2001, John Brooks, a director at the time, purchased 1,000 shares of common stock on the open market for $1.05 per share.

On July 31, 2001, Barry Mackie, our Chief Technology Officer, purchased 1,000 shares of common stock on the open market for $1.00.

In transactions during 2001 and 2002, Thomas Milne, our Chief Financial Officer and a director, purchased 25,000 shares of common stock on the open market.

Date	# of Shares	Price	Date	# of Shares	Price
July 13, 2001	3,000	$1.05	July 23, 2001	500	$1.00
July 13, 2001	4,000	$1.10	July 27, 2001	500	$1.03
July 13, 2001	7,000	$1.15	July 27, 2001	500	$1.00
July 13, 2001	4,500	$1.18	September 4, 2001	500	$0.90
July 20, 2001	500	$1.05	December 20, 2001	2,000	$0.46
			February 22, 2002	2,000	$0.40

In transactions during 2001 and 2002, Mr. Heysel, our Chairman and Chief Executive Officer, purchased a total of 52,500 shares of our common shares on the open market. 8,500 shares and 41,000 shares were purchased for the account of M.H. Financial Ltd. and Big Sky Holdings Ltd., respectively. Mr. Heysel is Chairman, an officer and a major shareholder of both companies.

Date	# of Shares	Price	Date	# of Shares	Price
July 6, 2001	500	$1.20	July 20, 2001	1,000	$1.00
July 10, 2001	500	$1.10	July 20, 2001	4,000	$1.05
July 11, 2001	5,000	$1.00	July 24, 2001	2,500	$1.03
July 13, 2001	1,000	$1.12	August 1, 2001	3,000	$1.026
July 13, 2001	1,000	$1.10	August 3, 2001	500	$1.02
July 13, 2001	2,000	$1.15	August 8, 2001	1,000	$0.90
July 13, 2001	3,000	$1.18	August 15, 2001	500	$0.90
July 16, 2001	3,000	$1.10	August 17, 2001	1,000	$0.90
July 16, 2001	1,500	$1.18	August 20, 2001	500	$0.90
July 16, 2001	500	$1.20	September 6, 2001	2,500	$0.85
July 17, 2001	2,000	$1.10	September 28, 2001	500	$0.55
July 17, 2001	1,000	$1.05	October 1-12, 2001	5,500	$0.82
July 17, 2001	2,500	$1.15	October 15 & 16, 2001	1,000	$0.82
July 18, 2001	1,000	$1.10	February 22, 2002	2,000	$0.30
July 19, 2001	2,500	$1.04

Effective February 13, 2002, Mr. Heysel transferred 1,130,000 common shares held in his name to Big Sky Holdings Inc., a company which Mr. Heysel owns 51%.

During the period ended June 30, 2001, our board of directors determined that it was in our best interest to establish a banking relationship and accounts in Hong Kong to fund our activities in Asia. We commenced discussions with the Hong Kong branch of Hong Kong Shanghai Bank Corporation in April 2001 and completed the documentation to establish an account as approved by our Board of Directors. We transferred $2,000,000 into an established personal account of our President, Daming Yang, in anticipation of depositing funds into the our HSBC - Hong Kong account. We had an oral agreement with Mr. Yang under which he was to hold the money us and transfer such funds after our HSBC account was opened, which was anticipated to take a few days. We had no formal or legal agreement with Mr. Yang related to the funds. The process of establishing the account, however, was repeatedly delayed by HSBC Hong Kong's request for information and certified copies of various corporate and other documents, in notarized form, including notarized copies of the passports of our officers and at least one independent director. We worked diligently with HSBC Hong Kong and its branch in Calgary to provide HSBC Hong Kong with the requested documentation and information.

During the interim period, Mr. Yang held the funds under the terms of an oral agreement with us, under which Mr. Yang agreed to pay expenses related to our operations in China on our behalf as instructed by our Chief Executive Officer and Chief Financial Officer. Mr. Yang paid expenses on our behalf when presented with invoices and instructions from our Chief Executive Officer and Chief Financial Officer. Mr. Yang paid office expenses and salary expenses as instructed by our Chief Executive Officer and Chief Financial Officer in accordance with the operating budget approved by our Board of Directors.

During the quarter ended June 30, 2001, Mr. Yang disbursed, from his account, on our behalf, $270,000 to pay for modems purchased for our Chengdu joint venture and $200,000 as a working capital contribution in Chengdu. We earned $8,893 in interest on the funds held by Mr. Yang, for our benefit.

Subsequent to the quarter ended June 30, 2001, Mr. Yang disbursed, from his account, on our behalf, $90,206 as an initial payment for the purchase of equipment, $355,000 for Beijing office expenses and $35,000 for salary expenses in China. A total of $5,882 of interest was earned on our funds held in Mr. Yang's account subsequent to June 30, 2001.

On September 10, 2001, HSBC Hong Kong established an account for the Company and the funds held by Mr. Yang, totaling $1,064,562.26, were transferred to our account on September 21, 2001. Mr. Yang received no benefit from holding the funds.

On November 13, 2001, we granted options exercisable to acquire 1,200,000 common shares at $0.82 per share, to officers, directors and consultants. One third of the options vested immediately with the other two thirds vesting on the first and second anniversary of the grant date. These options expire November 13, 2006. These options were granted with an exercise price of $0.82 which was above fair market value. On November 13, 2001, the closing price of our stock was $0.40.

On December 14, 2001, we cancelled 300,000 options, which had been surrendered to the Company and returned these options to the option pool for future issuance in connection with our stock option plan. The following persons surrendered their options to the Company:

Name	# of Options
Matthew Heysel	50,000
Daming Yang	50,000
Thomas Milne	150,000
Jodi Larmour	50,000

On January 26, 2002, we cancelled a further 800,000 options, which had been surrendered to the Company, and returned these options to the option pool for future issuance under our stock option plan. The following persons surrendered their options:

Name	# of Options
Rolland Long	100,000
Teddy Yung	200,000
Richard Lam	100,000
Qun Hu	100,000
Barry Mackie	300,000

On January 26, 2002, we granted options exercisable to acquire a total of 300,000 common shares at $0.50 per share, to two new directors, Richard Dugal (150,000) and Yves Mordacq (150,000). These options were granted with an exercise price that was above fair market value. On January 25, 2002, the closing price of our stock was $0.40. One third of the options vested immediately with the other two thirds vesting on the first and second anniversary of the grant date. These options expire January 26, 2007.

On January 28, 2002, we entered into a Fee Arrangement Agreement with Michael Morrison, our Nevada legal counsel, to exchange 42,124 common shares, at a price of $0.50 per share, for $21,062 of debt owed by us to Mr. Morrison.

Mr. Yves Mordacq, a director holds the position of Portfolio Manager with Banque Transatlantique, one of our shareholders.

On March 3, 2002, 183,333 options expired under our stock option plan in connection with Mr. John Brooks resigning from the board of directors.

On April 10, 2002, we granted options exercisable to acquire a total of 2,375,000 common shares at $0.25 per share to officers, directors, an advisory board member and consultants. These options were granted with an exercise price that was above fair market value. On April 10, 2002, the closing price of our stock was $0.22. One third of the options vested immediately with the other two thirds vesting on the first and second anniversary of the grant date. These options expire April 10, 2007. Mr. Froymond, who received options to acquire 500,000 shares of common stock in this transaction, sits on our Advisory Board and is a Porfolio Manager at Semper Gestion SA, a shareholder.

We have entered into consulting agreements with Matthew Heysel, Daming Yang, Thomas Milne and Richard Lam. See "Employment and Consulting Agreements".

Section 16(a) Beneficial Ownership Reporting Compliance

The following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years:
Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form 5/# of transactions
Matthew Heysel	Chairman and Chief Executive Officer	Late/1	N/A	Late/1
Daming Yang	President	Late/1	N/A	Late/1
Thomas Milne	Chief Financial Officer and Secretary	Late/2	Late/2	Late/1
Barry Mackie	Chief Technology Officer	Late/1	N/A	N/A
Richard Lam	Vice President, Network Engineering	Late/1	N/A	N/A
Teddy Yung	Vice President, Systems Engineering	Late/1	N/A	N/A

Performance Graph

Set forth below is a graph comparing the cumulative total return to stockholders on the Company's common stock with the cumulative total return of the Nasdaq Composite Index for the period beginning on September 21, 2000 (the date the Company began to be actively traded on the OTCBB), and the years ended on December 31, 2000 and 2001.

	September 21, 2000	December 31, 2000	December 31, 2001
China Broadband Corp.	$100	$70.00	$4
Nasdaq Composite Index	$100	$64.52	$50.51

The total return on the common stock and the Nasdaq Composite Index assumes the value of the investment was $100 on September 21, 2000, and that all dividends were reinvested, although dividends have not been declared on the Company's common stock. Return information is historical and not necessarily indicative of future performance.

PROPOSAL 2 - RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

Subject to shareholder ratification, the Board has selected Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2002, and until its successor is selected. Deloitte & Touche LLP has audited the Company's financial statements for the Company's fiscal year ended December 31, 2001. No representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and accordingly it will not have an opportunity to make a statement or be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

PROPOSAL 3 - APPROVAL AND ADOPTION OF THE CHINA BROADBAND CORP.
ALTERNATIVE COMPENSATION PLAN

General

On March 22, 2002, the Board of Directors approved the China Broadband Corp. Alternative Compensation Plan. The purpose of the Alternative Compensation Plan is to enable the Company to retain the services of eligible employees and consultants and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by increasing their personal stake in the Company.

Under the Alternative Compensation Plan, 2,000,000 shares of common stock of the Company will be authorized for issuance. The following description of the material features of the Alternative Compensation Plan is a summary and is qualified in its entirety by reference to the Alternative Compensation Plan attached hereto as Appendix A.

Because the Board of Directors views the operation of the Alternative Compensation Plan to be in the best interests of the Company, the Board of Directors is requesting that the stockholders approve and ratify the Alternative Compensation Plan.

Summary of the Plan

Our board of directors approved the creation of the Alternative Compensation Plan. Under the plan, the board of directors may issue up to 2,000,000 common shares to offset unpaid compensation to our directors, officers, employees and consultants. No common shares will be issued under this plan until it is approved by the shareholders. As of April 11, 2002, $30,000 had accrued under this plan.

The plan is intended to retain the services of our valued key employees and consultants and others that the plan administrator may select to:

--	encourage our employees and consultants to acquire a greater proprietary interest in China Broadband; and
--	provide an equity incentive to consultants and others selected by the Board of Directors and the plan administrator.

The calculation of the per share conversion price on the unpaid compensation shall be determined by the administrator or shall be the average of trading price for the last five trading days of the month in which the compensation is earned. If no trading has taken place during the last five trading days, the average of the bid and offer price for the last trading day will be the per share conversion price. Participants in the plan will be entitled to receive two times the amount of unpaid compensation owed to them. Conversion of any unpaid compensation shall occur on a quarterly basis. Upon termination of services, the participant has 3 months to elect to convert any unpaid compensation.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF THE
CHINA BROADBAND CORP. ALTERNATIVE COMPENSATION PLAN

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter, which is to be presented for action at the Annual Meeting. If any matter other than those described above does properly come before the Annual Meeting, the individuals named in the enclosed Proxy will, unless indicated otherwise, vote the shares represented thereby in accordance with their best judgment.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

Upon the written request of any shareholder of the Company, as record or beneficial owner, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2001 including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to the Corporate Secretary, at the Company's place of business listed above. There will be no charge for the Form 10-KSB, unless one or more exhibits thereto are requested, in which event the Company's reasonable expenses of furnishing such exhibits may be charged.

FUTURE SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals, which may be the proper subject for inclusion in the Company's Proxy Statement and for consideration at its annual meetings of shareholders. To be considered, proposals must be submitted on a timely basis. Proposals for the next Annual Meeting of Shareholders of the Company must be received by the Company no later than December 15, 2002, for inclusion, if proper, in next year's proxy solicitation materials.

GENERAL

The Company will pay all of the costs of preparing, assembling and mailing the form of Proxy, Proxy Statement and other materials which may be sent to the shareholders in connection with this solicitation, as well as any costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, telegraph or personal interview for which they will receive no additional remuneration. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them. The Company will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN
AND RETURN THE ENCLOSED PROXY CARD.
By Order of the Board of Directors, THOMAS G. MILNE, SECRETARY

Appendix "A"

CHINA BROADBAND CORP.
ALTERNATIVE COMPENSATION PLAN

SECTION 1. PURPOSE

Officers, directors, consultants and employees have expressed an interest in a direct share ownership plan that provides opportunities to invest in China Broadband Corp. ("Company"). The purpose of this Alternative Compensation Plan is to enhance the Company's compensation program to encourage share ownership by its officers, directors, consultants and employees, improve employee retention and foster a team environment in which to promote the success of the Company's business and thereby enhance long-term shareholder value.

SECTION 2. DEFINITIONS

As used herein, the following definitions shall apply:

2.1 "Administrator" means the board of directors or whomsoever the board of directors shall appoint as permitted under this Plan.

2.2 "Applicable Laws" means the legal requirements relating to stock compensation plans, if any, pursuant to U.S. state corporate laws, U.S. federal and state securities laws, the Code and the rules of any applicable Stock Exchange.

2.3 "Board" means the board of directors of the Company.

2.4 "Cause" means willful misconduct with respect to, or that is harmful to, the Company or any of its affiliates including, without limitation, dishonesty, fraud, unauthorized use or disclosure of confidential information or trade secrets or other misconduct (including, without limitation, conviction for a felony), in each case as reasonably determined by the Administrator.

2.5 "Change in Control" shall mean any of the following:

(a) the acquisition of securities of the company representing more than 50% of the combined voting power of the Company's then outstanding securities by any person or group of persons, except a permitted shareholder (as defined below), acting in concert. A "permitted shareholder" means a holder, as of the date of this agreement, of voting capital stock of the Company;

(b) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's outstanding capital stock are converted into cash, securities or other property, other than a consolidation or merger of the Company in which the Company's shareholders immediately prior to the consolidation or merger have the same proportionate ownership of voting capital stock of the surviving corporation immediately after the consolidation or merger;

(c) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

(d) in the event that the shares of voting capital stock of the Company are traded on an established securities market: a public announcement that any person has acquired or has the right to acquire beneficial ownership of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, and for this purpose the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) of the Exchange Act or related rules promulgated by the Securities and Exchange Commission; or the commencement of or public announcement of an intention to make a tender offer or exchange offer for securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities.

2.6 "Code" means the Internal Revenue Code of 1986, as amended.

2.7 "Common Stock" means the Common Stock of the Company.

2.8 "Consultant" means any person, including an advisor, an advisory board member or director, who is engaged by the Company or any Parent or Subsidiary, whether directly or through their service or consulting companies, to render services.

2.9 "Conversion" means the conversion of unpaid compensation owed by the Company to a Participant into Common Stock of the Company.

2.10 "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Administrator in its discretion, subject to any requirements of the Code. The payment of a director's fee by the Company to a director shall not be sufficient to constitute "employment" of such director by the Company.

2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.12 "Fair Market Value" means, as of any date, the fair market value of the Common Stock shall be determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), its Fair Market Value shall be the weighted average trading price for the last five trading days of the month in which compensation is earned. If no trading has taken place during the last five trading days, then the average of the bid and offer price for the last trading day, as posted on www.otcbb.com, or such other source as the Administrator deems reliable, will be the Conversion Price;

(b) If the Common Stock is quoted on the Nasdaq (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the weighted average trading price for the last five trading days of the month in which compensation is earned. If no trading has taken place during the last five trading days, then the average of the bid and offer price for the last trading day, as posted on www.otcbb.com, or such other source as the Administrator deems reliable, will be the Conversion Price; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.13 "Issuance" means the issuance of Common Stock to a Participant.

2.14 "Issuance Agreement" means a written agreement between the Company and a Participant relating to an Issuance under the Plan.

2.15 "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

2.16 "Participant" means an officer, director, employee or consultant designated to be eligible for an Issuance under the Plan to settle compensation debt for past services and future services.

2.17 "Plan" means this Alternative Compensation Plan.

2.18 "Reporting Person" means an officer, director, or greater than ten percent (10%) shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.19 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended from time to time, or any successor provision.

2.20 "Securities Act" means the Securities Act of 1933, as amended.

2.21 "Share" means a share of the Common Stock, as may be adjusted as permitted under the Plan.

2.22 "Stock Exchange" means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

2.23 "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

SECTION 3. STOCK SUBJECT TO THE PLAN

Subject to the provisions for adjustment under the terms of this Plan, the maximum aggregate number of shares that may be issued under the Plan is Two Million (2,000,000) shares of Common Stock. The shares may be authorized, but un-issued, or reacquired Common Stock.

SECTION 4. ADMINISTRATION OF THE PLAN

4.1 Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such committee, and subject to the approval of any relevant authorities, including the approval, if required, of any Stock Exchange, the Administrator shall have the authority, in its discretion:

(a) to determine the Fair Market Value of the Common Stock, in accordance with the provisions of the Plan;

(b) to select the officers, directors, consultants and employees to whom Issuances may be issued hereunder from time to time;

(c) to determine whether and to what extent Issuances are issued hereunder;

(d) to approve forms of agreement for use under the Plan;

(e) to construe and interpret the terms of the Plan and Issuances issued under the Plan;

(f) to determine whether and under what circumstances any unpaid compensation may be settled in a Conversion or other consideration instead of cash; and

(g) to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

4.2 Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

4.3 Administration Pursuant to Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the Issuance of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, as applicable.

SECTION 5. ELIGIBILITY FOR ISSUANCES

Recipients of Issuances. Issuances may be issued to officers, directors, employees and consultants. A Participant who has been issued an Issuance may, if he or she is otherwise eligible, be issued additional Issuances.

SECTION 6. ISSUANCES

6.1 Conversion Price. The per share conversion price for the Shares to be issued shall be such price as is determined by the Administrator or the average trading price for the last five trading days of the month in which compensation is earned. If no trading has taken place during the last five trading days, then the average of the bid and offer price for the last trading day, as posted on www.otcbb.com will be the Conversion Price.

6.2 Conversion Rate. Participants will be entitled to receive two times the amount of unpaid compensation owed to them by the Company in Common Shares.

6.3 Issuance of Shares. Conversion of any unpaid compensation owing to a Participant shall be issued quarterly.

6.4 Procedure for Conversion; Rights as a Shareholder. An Issuance shall be deemed to be issued when the share certificate representing the Common Shares underlying the Conversion has been issued by the Company's transfer agent. An Issuance may not be converted for a fraction of a Share. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Issuance, notwithstanding the conversion of the unpaid compensation. The Company shall issue (or cause to be issued) such stock certificate promptly upon conversion of the unpaid compensation. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued. Conversion of unpaid compensation shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan by the number of Shares as to which the unpaid compensation is converted.

6.5 Conversion After Termination of Employment or Consulting Relationship. Except as otherwise provided herein, in the event of termination of a Participant's continuous status as an officer, director, employee or consultant with the Company, such Participant may convert his or her unpaid compensation to the extent that the Participant was entitled to convert it at the date of such termination, but only within three (3) months after the date of such termination, or such other longer period of time as is determined by the Administrator. No termination shall be deemed to occur and this paragraph shall not apply if (i) Participant is a Consultant who becomes an Employee; or (ii) Participant is an Employee who becomes a Consultant; or (iii) Participant transfers employment among the Company and its Subsidiaries.

6.6 Rule 16b-3. Issuances issued to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required there under.

6.7 Share Restrictions. Any Shares issued under the Plan are "restricted securities" as that term may be defined under the U.S. Securities Act, unless such shares have been registered under an applicable registration statement by the Company, and the certificates representing the Shares, as well as all certificates issued in exchange for or in substitution of the foregoing, until such time as is no longer required under the applicable requirements of the U.S. Securities Act, applicable state securities laws or the Company has registered the Shares, will be subject to the terms of and bear, on the face of such certificate, a legend in substantially the following form:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE CORPORATION, WITHOUT REGISTRATION UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO BE EVIDENCED BY AN OPINION OF THE HOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE LIMITED LIABILITY COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

SECTION 7. ADJUSTMENTS UPON CHANGES

IN CAPITALIZATION; CORPORATE TRANSACTIONS

7.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each Issuance shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

7.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify Participants at least fifteen (15) days prior to such proposed action.

7.3 Change in Control Transactions. In the event of any Change in Control, each Participant that, at the time, is eligible for an Issuance, shall be notified of such Change of Control at least fifteen (15) days prior to such proposed action.

SECTION 8. GENERAL

8.1 Time Of Issuance Of Shares. The date of an Issuance shall, for all purposes, be the date on which the share certificate representing the Issuance shall be issued. Notice of the determination shall be given to each Participant to whom an Issuance is so granted within a reasonable time after the date of such Issuance.

8.2 Conditions Upon Issuance Of Shares. Shares shall not be issued unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange. As a condition to the conversion of an Issuance, the Company may require the Participant converting such Issuance to represent and warrant at the time of any such Conversion that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

8.3 Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan. In addition, to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any Stock Exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

8.4 Reservation Of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

8.5 Information To Participants. At the time of any Issuance under the Plan, the Company shall provide to Participant a copy of the Plan and a copy of any agreement(s) pursuant to which any unpaid compensation is converted under the Plan.

8.6 Employment Relationship. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with such Participant's right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

8.7 Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any Stock Exchange upon which the Common Stock is listed and in accordance with the Company's bylaws.